CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Investment Funds (Invesco Investment Funds) of

i.

our report dated December 23, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Discovery Mid Cap Growth Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019.

ii.

our report dated October 29, 2019, relating to the consolidated financial statements and consolidated financial highlights, which appears in Invesco Oppenheimer Capital Income Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019.

iii.

our report dated December 27, 2019, relating to the financial statements and financial highlights, which appears in Invesco Multi-Asset Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019.

iv.

our report dated December 27, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Global Multi-Asset Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019.

v.

our report dated December 23, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Global Infrastructure Fund’s (formerly, Invesco Oppenheimer Macquarie Global Infrastructure Fund) Annual Report on Form N-CSR for the year ended October 31, 2019.

vi.

our report dated December 23, 2019, relating to the financial statements and financial highlights, which appears in Invesco Global Infrastructure Fund’s Annual Report on Form N-CSR for the year ended October 31, 2019.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 24, 2020